SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 10, 1998


                            USA Waste Services, Inc.
             (Exact name of Registrant as specified in its charter)


  Delaware                           1-12154                     73-1309529
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


1001 Fannin Street, Suite 4000
Houston, Texas                                                     77002
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (713) 512-6200




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Item 5. Other Events.

                  On March 10, 1998, USA Waste Services, Inc., a Delaware corporation ("USA Waste"), and Waste Management, Inc., a Delaware corporation ("Waste Management"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which a subsidiary of USA Waste will be merged with and into Waste Management and Waste Management will become a wholly owned subsidiary of USA Waste (the "Merger"). As of the effective time of the Merger, each outstanding share of common stock, par value $1.00 per share, of Waste Management, other than shares held in Waste Management's treasury or owned by USA Waste or any wholly owned subsidiary of USA Waste or of Waste Management, will be converted into the right to receive 0.725 shares of common stock, par value $0.01 per share, of USA Waste.

                  The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit
99.1 and is hereby incorporated by reference in its entirety. A copy of the joint press release issued by USA Waste and Waste Management on March 11, 1998 is attached hereto as Exhibit 99.2 and is hereby incorporated by reference in its entirety.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of businesses acquired.

                  None.

         (b)      Pro forma financial information.

                  None.

         (c)      Exhibits.

                  99.1. Agreement and Plan of Merger, dated as of March 10, 1998, among USA Waste Services, Inc., Dome Merger Subsidiary, Inc. and Waste Management, Inc.

                  99.2. Press Release issued jointly by USA Waste Services, Inc. and Waste Management, Inc. on March 11, 1998



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                                  EXHIBIT INDEX


Exhibit
  No.      Description
-------    -----------

  99.1 Agreement and Plan of Merger, dated as of March 10, 1998, among USA Waste Services, Inc., Dome Merger Subsidiary, Inc. and Waste Management, Inc.

  99.2 Press Release issued jointly by USA Waste Services, Inc. and Waste Management, Inc. on March 11, 1998



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      USA WASTE SERVICES, INC.



Date:    March 12, 1998               By: /s/ Gregory T. Sangalis
                                         ---------------------------------------
                                         Name:   Gregory T. Sangalis
                                         Title:  Vice President and Secretary